Exhibit 10.33


                          SPECIAL EMPLOYMENT AGREEMENT



AGREEMENT made this 22nd day of March, 2002, by and between EVEREST GLOBAL SERVICES, INC., a corporation having an address at 477 Martinsville Road, Liberty Corner, New Jersey 07938 (the "COMPANY"), and JANET J. BURAK, an individual (the "EXECUTIVE"), residing at 136 Eileen Drive, Cedar Grove, New Jersey 07009.

                              W I T N E S S E T H:

WHEREAS, the Company wishes to ensure the employment of the Executive with the Company and the Executive wishes to accept such employment upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT

The Company agrees to employ the Executive, and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

     2. TERM

     (a) The Agreement shall commence as of February 1, 2002. The Agreement shall continue until November 30, 2005, unless earlier terminated in accordance with the terms and conditions set forth in this Agreement. The period during which this Agreement is operational shall be referred to in this Agreement as the "TERM" or the "TERM OF AGREEMENT". The final day that the Agreement is operative will be referred to in this Agreement as the "EXPIRATION DATE". The effective date of the termination of the Executive's employment with the Company, regardless of the reason, is referred to in this Agreement as the "DATE OF TERMINATION."

     (b) Upon termination of the employment of the Executive with the Company on or before the Expiration Date, the Company shall pay the Executive her compensation through the Date of Termination. In the event the Executive's employment terminates as a result of her death, the Company shall pay the compensation specified in sections 4(a) & (b) from the date of death through November 30, 2005 in a lump sum to the Executive or the Executive's estate. Any benefits to which the Executive or her beneficiaries may be entitled to under the plans and programs described in section 5 below, as of the Date of

Termination shall be determined in accordance with the terms of such plans and programs, and in accordance with federal and applicable state laws. Any compensation and benefits which serve as consideration for this Agreement shall inure to the benefit of the Executive and her heirs, beneficiaries, administrators, representatives and executors. Except as provided in this section 2(b) in connection with the Executive's termination of employment, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.

     3. DUTIES AND RESPONSIBILITIES

     (a) During the Term of this Agreement, the Executive shall serve without specific job title. The Executive shall perform such duties and responsibilities as may be assigned to her from time to time consistent with her former position of regular employment with the Company as Senior Vice President, General Counsel and Secretary. The Executive will hold herself to be reasonably available to assist the Company in prosecuting or defending against legal claims or suits as to which she has knowledge by virtue of her prior regular employment.

     (b) The Executive's employment by the Company shall not preclude Executive from accepting other assignments, or employment with other entities, provided that such activities are not inconsistent with, and do not require Executive to breach her obligations under the Company's Ethics Guidelines and Index to Compliance Policies ("Ethics Guidelines"), as attached hereto and incorporated herein. Provided, however, that it shall not be deemed a breach of Executive's obligations under the Ethics Guidelines and the Company and all parent and subsidiary corporations, partnerships and other entities and affiliates controlled by, controlling or under common control with the Company, specifically including Everest Re Group, Ltd., together with any predecessor and successor entities (hereinafter being collectively referred to as "EVEREST") hereby grant approval for her to (1) serve as an expert witness or consultant in a matter in which EVEREST is not a party and has no direct interest; or (2) represent a party other than EVEREST in a proceeding to which EVEREST is not a party and in which it has no direct interest; or (3) serve on an arbitration panel or as a mediator in any matter in which EVEREST is not a party and in which it has no direct interest; or (4) engage in activities in furtherance of her expert witness, consultant, counsel, arbitrator, umpire and/or mediator career provided, however, that no such activities during the term of this Agreement may be rendered in any matter in which EVEREST has a direct interest. The Executive agrees that notwithstanding any commitments to other employment or undertakings, she will make herself reasonably available from time to time, at reasonable times and places, for such consultations as deemed necessary by the Company during the Term of this Agreement.


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


     (c) On and after the execution of this Agreement, the Executive shall not be provided an office by the Company.

     4. COMPENSATION

     As compensation for her services hereunder, the Executive shall receive the following base salary and bonus payments, subject to applicable tax withholding requirements, during the term of this agreement:

     (a) The Company shall pay the Executive, in accordance with its customary payroll practices, salary compensation at an annual rate of $120,000, payable on a bi-weekly basis according to the Company's regular payroll cycle, from February 1, 2002 until January 31, 2005. Any payments due to the Executive for the period prior to the execution of this Agreement and the Release, Covenant Not To Sue, Non-Disclosure, and Special Employment Agreement (the "Release") shall be paid retroactively in the next regular Company payroll following execution of those two documents and the expiration of the revocation period described in section 6 of the Release.

     (b) The Company shall pay the Executive a total of $50,000, payable on a bi-weekly basis according to the Company's regular payroll cycle, for the period from February 1, 2005 until November 30, 2005.

     (c) On or shortly before the Expiration Date, the Company will tender to the Executive a General Release and Waiver in the form attached hereto referred to as Exhibit A. In exchange for the Executive's executing this General Release and Waiver on or following the Expiration Date, the Company will pay the Executive a special bonus payment of $50,000, in the next regular Company payroll following the expiration of seven calendar days after the date the Executive executes the General Release and Waiver, provided that the Executive has not rescinded such release in the seven days following its execution.

     5. EXPENSES; FRINGE BENEFITS

     (a) The Company shall pay or reimburse the Executive during the Term for any reasonable and necessary business expenses incurred in the performance of services requested by and rendered to the Company hereunder.

     (b) During the Term, the Executive shall be entitled to participate in and receive benefits under the Company's medical and dental plans, as applicable generally to the employees of the Company, subject, however, to the terms and conditions of the various plans and programs in effect from time to time. During the Term, the Executive shall accrue benefits under the Company's retirement


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


plans, which are the qualified and non-qualified retirement plans maintained by Everest Reinsurance Company, as applicable generally to the employees of the Company, subject, however, to the terms and conditions of the various plans and programs in effect from time to time.

     (c) The Executive will not receive any Company stock options after February 1, 2002. As to such stock options as may have vested with the Executive prior to February 1, 2002, the Executive must exercise such options on or before May 27, 2002 (three months following the expiration of the most recent "blackout period"). The Executive further acknowledges and agrees that she will be subject to any further "blackout periods" for the purchase and sale of Everest Re Group, Ltd. Stock as may apply to any other Company employee. In addition, all stock options previously awarded to the Executive under the Everest Re Group, Ltd. 1995 Stock Incentive Plan which were not vested as of February 1, 2002 are forfeited and cancelled effective February 1, 2002. And, all shares of restricted stock of Everest Re Group, Ltd. previously issued to the Executive shall be forfeited effective February 1, 2002.

     (d) The Executive will not, after February 1, 2002, participate in the Company's Annual Incentive Plan, Incentive Compensation Plan or in the Everest Re Group, Ltd. 1995 Stock Incentive Plan.

     (e) The Executive waives any right to make contributions to or receive Company-matching contributions in the Everest Reinsurance Employee Savings Plan (also known as ERESP) for salary received after February 1, 2002. She understands that she may continue to manage her existing account in ERESP, and may access such funds, under the same terms and conditions as generally applicable to employees of the Company.

     (f) While the Executive will be covered by the Company Short Term Disability Plan as required by New Jersey law, she agrees that in the event that she is eligible for and receives payments under that plan, the Company may offset any such amounts received against the salary and/or bonus payments specified in paragraph 4 above, such that over the Term, the Executive's compensation from the Short Term Disability Plan, combined with salary (and bonus, if applicable), does not exceed $460,000.

     (g) The Executive waives any participation in the Company's Long Term Disability Plan and agrees to execute any documents required to effectuate an opt-out from that Plan.

     (h) The Executive shall not be entitled to accrue any paid vacation during the Term.


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


     (i) The Executive will not be entitled to participate further in the Everest Re Group, Ltd. Senior Executive Change of Control Plan and will no longer be entitled to any benefits under such plan.

     (j) The Executive will not be eligible for benefits under any new benefit plan adopted by the Company during the Term, other than new medical, dental or pension plans.

     (k) Notwithstanding anything contained herein to the contrary, the Company reserves the right to modify, amend or terminate any employee benefit plan or policy as it deems appropriate in its discretion; provided that unless required by law, the Company shall not amend, modify or terminate any such plan or policy in a manner that treats the Executive differently from other employees.

     6. TERMINATION

     (a) The Company shall be entitled to terminate this Agreement and discharge the Executive for "cause" effective upon the giving of written notice. The term "cause" shall be limited to the following grounds:

          (i) The misappropriation of the funds or property of the Company or any act of fraud or dishonesty with respect to the Company, its business, or its property;

          (ii) Conviction of a felony or of any crime involving moral turpitude, dishonesty or theft; or

          (iii) The  commission by the Executive of any act, or the  Executive's
     failure  to  act,  which  could   reasonably  be  expected  to  injure  the
     reputation, business or business relationships of the Company.

     (b) Upon termination of the Executive's employment with the Company, pursuant to section 6(a), the Company shall pay the Executive her salary compensation only through the date of Termination. Any benefits to which the Executive or her beneficiaries may be entitled to under the plans and programs described in section 5 above, or any other applicable plans and programs, as of her Date of Termination shall be determined in accordance with the terms of such plans and programs. The Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amount of whatever nature.


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

     7. DEATH

     (a) In the event the Executive's employment terminates as a result of the Executive's death, the Executive, or the Executive's estate, shall be entitled to receive all compensation specified in section 4(a) & (b) through November 30, 2005 unless previously paid as provided in section 2(b). Any benefits to which the Executive or her beneficiaries may be entitled under the plans and programs described in section 5 as of her Date of Termination shall be determined in accordance with the terms of such plans and programs. In the event of the Executive's termination due to death, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature.

     8. CONFIDENTIAL INFORMATION In consideration of the covenants of the Company herein, the Executive agrees as follows:

     (a) The Executive hereby agrees and acknowledges that she has and has had access to or is aware of Confidential Information. The Executive hereby agrees that she shall keep strictly confidential and will not prior to or after Date of Termination, without the Company's express written consent, divulge, furnish or make accessible to any person or entity, or make use of for the benefit of herself or others, any Confidential Information obtained, possessed, or known by her except as required in the regular course of performing the duties and responsibilities of her employment by the Company while in the employ of the Company, and that she will, prior to or upon her Date of Termination deliver or return to the Company all such Confidential Information that is in written or other physical or recorded form or which has been reduced to written or other physical or recorded form, and all copies thereof, in her possession, custody or control. The foregoing covenant shall not apply to (i) any information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein, (ii) any disclosure of Confidential Information by the Executive that is expressly required by judicial or administrative order; provided however that the Executive shall have notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require her to disclose any Confidential Information, and cooperate with the Company, at the Company's request and at the Company's expense, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Confidential Information as is required to be disclosed.


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

     (b) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means all non-public or proprietary information, data, trade secrets, "know-how", or technology with respect to any products, designs, improvements, research, styles, techniques, suppliers, clients, markets, methods of distribution, accounting, advertising and promotion, pricing, sales, finances, costs, profits, financial condition, organization, personnel, business systems (including without limitation computer systems, software and programs), business activities, operations, budgets, plans, prospects, objectives or strategies of the Company.

     9. ENFORCEABILITY

The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

     10. ASSIGNMENT

This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. The rights and obligation of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company; provided, however, the Company may not assign or transfer its rights or obligations under this Agreement unless such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

     11. ARBITRATION

The Company and the Executive expressly agree that any and all disputes, controversies or claims arising out of Executive's Special Employment relationship, including alleged violation of a statute regulating employment such as, but not limited to the New Jersey Law Against Discrimination, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, and the Americans With Disabilities Act, as well as claims arising out of this Agreement or concerning its meaning or application, shall be determined exclusively by final and binding arbitration before a single arbitrator in Somerset County, New Jersey, under the Model Employment Arbitration Procedures of the American Arbitration Association, and that judgment upon the award rendered by the Arbitrator may be entered in any court of competent jurisdiction. Each party shall share equally the fees and costs of the Arbitrator. Each party shall pay for its or her attorneys' fees and costs including, without limitation, costs of any experts. However, if any party


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

prevails on a statutory claim which entitles the prevailing party to a reasonable attorneys' fee (with or without expert fees) as part of the costs, the Arbitrator may award reasonable fees (with or with or without expert fees) to the prevailing party in accordance with such statute. Any controversy over whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this paragraph with respect to such arbitration shall be determined by the Arbitrator.

     12. MODIFICATION

This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.


     13. SEVERABILITY; SURVIVAL

In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     14. NOTICE

Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective
(a) upon person delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by facsimile transmission or prepaid overnight courier service, and in each case, addressed as follows:

                              If to the Executive:
                               -------------------

                                 Janet J. Burak
                                *** ****** Drive
                              ***** *****, NJ 07009
                               ***-***-3145 (tele)
                               ***-***-5133 (fax)


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


                               If to the Company:

                       Barry Smith, Senior Vice President
                          Everest Global Services, Inc.
                              477 Martinsville Road
                        Liberty Corner, New Jersey 07938
                               908-604-3535 (tele)
                               908-604-3571 (fax)

                              with a copy sent to:

                           Christopher H. Mills, Esq.
                             Collier, Jacob & Mills
                                580 Howard Avenue
                               Somerset, NJ 08873
                               732-560-7100 (tele)
                               732-560-0788 (fax)

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

     15. APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without application of conflict or law provisions applicable herein.

     16. NO CONFLICT

The Executive represents and warrants that she is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent her from entering into this Agreement or which would be breached by the Executive upon her performance of her duties pursuant to this Agreement.

     17. ENTIRE AGREEMENT

This Agreement represents the entire agreement between the Company and the Executive with respect to the Executive's employment by the Company during the Term and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company are nullified and superseded hereby.


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

     18. HEADINGS

The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                          EVEREST GLOBAL SERVICES, INC.

                        By: /s/ THOMAS J. GALLAGHER
                            -----------------------
                      Name: Thomas J. Gallagher
                     Title: President and COO


                            /s/ JANET J. BURAK
                            -------------------
                            EXECUTIVE'S SIGNATURE

                            Janet J. Burak
                            --------------
                            Executive's Name


Everest Reinsurance Company, its successors and assigns, acknowledges the existence of and agrees to the terms of this Special Employment Agreement and hereby guarantees its terms.

                          EVEREST REINSURANCE COMPANY

                        By: /s/ THOMAS J. GALLAGHER
                            -----------------------

                     Dated:
                            -----------------------



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


                          RELEASE, COVENANT NOT TO SUE,
                      NON-DISCLOSURE AND SPECIAL EMPLOYMENT
                                    AGREEMENT


This RELEASE, COVENANT NOT TO SUE, NON-DISCLOSURE AND SPECIAL EMPLOYMENT AGREEMENT (the "AGREEMENT") dated as of February 1, 2002, between (1) JANET J. BURAK ("Executive"), and (2) Everest Global Services, Inc., and all parent and subsidiary corporations, partnerships and other entities and affiliates controlled by, controlling or under common control with Everest Global Services, Inc., specifically including Everest Re Group, LTD., together with any predecessor and successor entities (hereinafter being collectively referred to as "EVEREST"), sets forth the agreements of the parties hereto with regard to the matters set forth herein:

1. BACKGROUND. Executive has been continuously employed by an EVEREST company as a regular employee since March 17, 1980. She has most recently served (among other positions) as Senior Vice President General Counsel and Secretary of Everest Re Group, Ltd. At EVEREST's initiative, Executive's regular employment with EVEREST terminated on February 1, 2002, which shall be referred to as Executive's Regular Termination Date. EVEREST wishes to respond to Executive's expressions of concern over the effect that leaving EVEREST's payroll prior to attaining age 55 with the requisite years of service to retire would have on Executive's benefits under the Everest Reinsurance Retirement Plans and possible retiree medical benefits. Therefore, EVEREST has agreed to continue Executive's employment with EVEREST on a special basis, described more fully in the attached Special Employment Agreement, which is incorporated herein and made a part hereof. Such Special Employment will be retroactive to February 1, 2002 and will continue until November 30, 2005, at which time Executive will be 55 years of age. As of November 30, 2005, Executive's Special Employment will terminate and she will be eligible for retirement under the then- current Everest Reinsurance Retirement Plans and any successor plans.

2. CONSIDERATION TO BE EXTENDED TO EXECUTIVE BY EVEREST. In exchange for Executive's execution of this AGREEMENT within 21 days of her receiving it, and provided that Executive does not rescind the AGREEMENT as provided in section 6, below, EVEREST agrees to enter into the Special Employment Agreement with Executive. Executive acknowledges that absent the Special Employment Agreement, her benefits under the Everest Reinsurance Retirement Plans would be substantially less than they will be if she terminates service pursuant to the Special Employment Agreement on November 30, 2005.


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

     This is so because as of that date, Executive will have 25 years and 8 months of service and be 55 years old. Executive acknowledges that when the Special Employment Agreement ends, she will be eligible for whatever pension and retiree medical benefits are then generally available to other EVEREST employees of similar age and with similar length of service and compensation amounts. Executive's actual pension benefit will be calculated at the time she retires. Executive understands and acknowledges that EVEREST retains its normal rights to amend or terminate employee pension or other benefit plans, at any time, so long as it acts generally as to plan participants and not in a way that is specifically designed to disadvantage only Executive and consistent with all applicable laws.


3. REPRESENTATIONS BY EXECUTIVE. In consideration of the promises by EVEREST to Executive as specified in paragraph 2 above, Executive agrees as follows:

     a. NON-DISCLOSURE OF PROPRIETARY INFORMATION. Executive acknowledges that during the course of Executive's employment with EVEREST Executive received, obtained or became aware of or had access to proprietary information, lists and records of customers and trade secrets which are the property of EVEREST and which are not known by competitors or generally by the public ("Proprietary Information") and recognizes such Proprietary Information to be valuable and unique assets of EVEREST. For purposes of this subparagraph:

               (i) Proprietary Information is deemed to include, without limitation, (A) marketing materials, marketing manuals, policy manuals, procedure manuals, policy and procedure manuals, operating manuals and procedures and product documentation, (B) all information about pricing, products, procedures, practices, business methods, systems, plans, strategies or personnel of EVEREST, (C) circumstances surrounding the relationships with, knowledge of, or information about the customers, clients, and accounts of EVEREST, including but not limited to the identity of current active customers or prospects who have been contacted by EVEREST, and (D) all other information about EVEREST which has not been otherwise publicly disseminated by EVEREST, whether or not that information is recorded and notwithstanding the method of recordation, if any; and

               (ii) Proprietary Information is deemed to exclude all information legally in the public domain. Executive agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, without the prior written consent of EVEREST or to use for Executive's benefit or the benefit of any person, firm, corporation or other entity (other than EVEREST), any Proprietary Information. The foregoing covenant shall not apply to (i) any information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein,
               (ii) any disclosure of Proprietary Information by the Executive that is expressly required by judicial or administrative order; provided however that the Executive shall have notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require her to disclose any Proprietary Information and reasonably cooperate with the Company at the Company's request and at the Company's expense in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Proprietary Information as required to be disclosed. Executive has returned all Proprietary Information in Executive's possession or control to EVEREST.

     b. COOPERATION, NO DETRIMENTAL ACTIONS. Executive will reasonably cooperate with EVEREST in enforcing or defending against legal claims, including appearing as a witness for EVEREST in court or administrative proceedings, subject to reasonable reimbursement for Executive's expenses, it being understood that doing so is one of the obligations undertaken by Executive in connection with the Special
          Employment Agreement. Executive will not take actions or make disparaging statements which are detrimental to EVEREST or the RELEASEES, as defined in paragraph 5 below.

4. STOCK OPTIONS. Executive acknowledges that Executive will no longer vest in any unvested EVEREST stock options after February 1, 2002. Executive further agrees that she forfeited all remaining restricted shares as of February 1, 2002. Executive acknowledges that all stock options which are vested as of February 1, 2002 must be exercised no later than May 27, 2002. Failure by Executive to exercise vested options before 5:00 p.m. that date will result in such unexercised vested options being forfeited and cancelled.

5. RELEASE. In consideration of EVEREST's undertakings to Executive as specified in paragraph 2 above, Executive grants EVEREST a RELEASE of all claims, both known and unknown, that Executive may have which relate to

     Executive's employment or the termination of Executive's Regular employment up to the date this RELEASE is executed by Executive (hereafter an "EMPLOYMENT CLAIM"). The Executive and EVEREST agree that an EMPLOYMENT CLAIM, specifically and without limitation, does not include claims:

     a. for indemnification and defense as an employee, officer, director or corporate agent of EVEREST against claims by third parties;

     b. for vested benefits including, but not limited to, vested benefits under the Everest Reinsurance Retirement Plans, including but not limited to rights under any workers compensation program; Section 502(a) of the Employee Retirement Income Security Act, as amended, 29 U.S.C.ss.1001 et seq., and under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

     c. For workers compensation benefits, provided however that any monies that Executive receives under a workers compensation award will serve as an offset to the total compensation to be paid under the Special Employment Agreement.

     d.   arising out of enforcement of this Agreement by Executive; or

     e. constituting cross-claims against EVEREST as a result of claims brought by unaffiliated third parties against Executive based on Executive's service as a regular employee of EVEREST.

     The statutes which could form the basis for an EMPLOYMENT CLAIM include, but are not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss. 1971 et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.ss. 621 et seq.; Section 510 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss. 1001 et seq.; the Americans With Disabilities Act, as amended, 42 U.S.C.ss. 12101 et seq.; the Older Workers Benefit Protection Act, as amended, 29 U.S.C. ss. 621 et seq.; the Civil Rights Act of 1866, as amended, 42 U.S.C.ss. 1981 et seq.; the New Jersey Law Against Discrimination, as amended, N.J.S.A. 10:5-1 et seq.; the New Jersey Conscientious Employee Protection Act, as amended, N.J.S.A. 34:19-1 et seq.; and the New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq.. The common law (non-statutory) theories under which an EMPLOYMENT CLAIM could be made include, but are not limited to, breach of an express employment contract, breach of a contract implied from a personnel handbook or manual, or commission of a civil wrong (known as a "tort") resulting in Executive's termination, or for alleged violation of the public policy of the United States or any state. Granting a RELEASE of any EMPLOYMENT CLAIM pursuant to this AGREEMENT means that on behalf of Executive and all who succeed to Executive's rights and responsibilities, Executive releases and gives up any and all EMPLOYMENT CLAIMS that Executive may have against EVEREST, and any of its subsidiaries, benefit plans, affiliates or divisions, and all of their directors, officers, representatives, shareholders, agents, employees, and all who succeed to their rights and responsibilities (collectively referred to as "RELEASEES"). With respect to any charges filed concerning events or actions relating to an EMPLOYMENT CLAIM that occurred on or before the date of this AGREEMENT or Executive's regular Termination Date (whichever is later), Executive waives and releases any right that Executive may have to recover in any lawsuit or proceeding brought by Executive or by an administrative agency on Executive's behalf against the RELEASEES.

6. REVIEW PERIOD. Executive acknowledges that she has up to 21 days to review this AGREEMENT, and she is hereby advised to review it with an attorney of her choice. Executive also acknowledges that she was further advised that she has seven days after she signs this AGREEMENT to revoke it by notifying EVEREST in writing, of such revocation as set forth under Notices below. Executive agrees that if she signs this AGREEMENT before twenty-one days have expired, it was a voluntary decision to do so, on the basis that she did not need any additional time to decide whether to sign this AGREEMENT. This AGREEMENT shall become effective on the eighth (8th) day following its execution by Executive (the "EFFECTIVE DATE"), unless revoked in accordance with this paragraph. Executive agrees that by entering this AGREEMENT, she will be knowingly and voluntarily relinquishing certain rights and benefits that are otherwise available to other employees of the Company who have not entered into employment agreements with EVEREST.

7. REVOCATION OF AUTHORITY TO BIND EVEREST. Executive agrees and acknowledges that as of the Regular Termination Date, Executive no longer is empowered to bind EVEREST in any agreement, whether verbal or written, and that Executive shall have no authority to execute any documents, deeds, leases, or other contracts on behalf of EVEREST, notwithstanding Executive's status under the Special Employment Agreement. To the extent not effected by the termination of Executive's regular employment, Executive resigns from all officer and director positions with any Everest Re Group company.

8.   SUCCESSORS  AND  ASSIGNS.  All  rights  and  duties of  EVEREST  under this

     Agreement shall be binding on and inure to the benefit of EVEREST, its successors and assigns. All rights of Executive hereunder shall be binding upon and inure to the benefit of Executive and her heirs, beneficiaries, representatives, administrators and executors.

9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid or by reputable national overnight delivery service, to the addresses shown below, unless changed by notices given as herein provided, except that notice of change of address only shall be effective upon actual receipt:

           If to Everest, to:      Everest Global Services, Inc.
                                   477 Martinsville Road
                                   P.O. Box 830
                                   Liberty Corner, New Jersey 07938
                                   908-604-3535 (tele)
                                   908-604-3571 (fax)
                                   Attention: Barry Smith, Senior Vice President

              With a copy to:      Collier, Jacob & Mills, P.C.
                                   580 Howard Avenue
                                   Somerset, New Jersey 08873
                                   Attention: Christopher H. Mills, Esq.
                                   732-560-7100 (tele)
                                   732-560-0788 (fax)

     If to the Executive, to:      Janet J. Burak
                                   *** ****** Drive
                                   ***** *****, New Jersey 07009
                                   ***-***-3145 (tele)
                                   ***-***-5133 (fax)

10. CONFIDENTIALITY. Executive agrees to keep the terms of this AGREEMENT confidential. Executive will not, at any time, talk about, write about or otherwise publicize this AGREEMENT, or its negotiation, execution or implementation, except with (1) the attorney who is advising her in connection with it; (2) financial or tax consultants or advisors; and (3) her immediate family, provided that all such persons with whom she discusses this AGREEMENT promise in advance to keep the information that may be revealed to them confidential and not to disclose it to others.

     Provided, however, that if disclosure of the existence or terms of this AGREEMENT is specifically required by law, Executive shall notify EVEREST's general counsel, in writing, of any such required disclosure not less than 10 days (or such shorter period if the time set for disclosure is less than 10 days) prior to the time set for disclosure, in order to allow EVEREST sufficient time to move to quash. Notwithstanding anything contained hereunto the contrary, Executive is permitted to disclose the existence and terms of this Agreement as reasonably necessary or appropriate in connection with her expert witness, consultant, counsel, arbitrator, umpire and/or mediator career.

11. ARBITRATION. EVEREST and Executive expressly agree that any and all disputes, controversies or claims arising out of this AGREEMENT, or concerning its meaning, application or enforceability, shall be determined exclusively by final and binding arbitration before a single arbitrator in Somerset County, New Jersey, under the Model Employment Arbitration Procedures of the American Arbitration Association, and that judgment upon the award rendered by the Arbitrator may be entered in any court of competent jurisdiction. Each party shall share equally the fees and costs of the Arbitrator. Each party shall pay for its or her attorneys' fees and costs including, without limitation, costs of any experts. However, if any party prevails on a statutory claim which entitles the prevailing party to a reasonable attorneys' fee (with or without expert fees) as part of the costs, the Arbitrator may award reasonable fees (with or without expert fees) to the prevailing party in accordance with such statute. Any controversy over whether a dispute is an arbitrable dispute, or as to the interpretation or enforceability of this paragraph with respect to such arbitration, shall be determined by the Arbitrator.

12. RETURN OF PROPERTY. Executive represents she is not in possession of any of the Company's property or business records.

13. APPLICABLE LAW. This AGREEMENT shall be deemed to have been made within the State of New Jersey, and it shall be interpreted, construed, and enforced in accordance with the law of the State of New Jersey, and before the Courts of the State of New Jersey.

14. ENTIRE AGREEMENT; AMENDMENTS, MODIFICATIONS, WAIVERS. This AGREEMENT and the incorporated Special Employment Agreement contain the sole and the entire agreement between Executive and EVEREST, and completely and fully supersede and replace any and all prior contracts, agreements, discussions, representations, negotiations, understandings and any other communications between the parties pertaining to the subject matter hereof. Executive represents and acknowledges that, in executing this AGREEMENT, she has not relied upon any representation or statement made by EVEREST, or its counsel or representatives, with regard to the subject matter of this AGREEMENT, that is not set forth in this AGREEMENT. No other promises or agreements shall be binding unless in writing, signed by the parties hereto, and expressly stated to represent an amendment to this AGREEMENT. This AGREEMENT cannot be amended or modified except by a written document signed by both EVEREST and Executive, and no provision can be waived except by a written document signed by the waiving party.

15.  By signing this AGREEMENT, Executive acknowledges:

     1.   EXECUTIVE HAS READ THIS AGREEMENT COMPLETELY.

     2.   EXECUTIVE  HAS  HAD AN  OPPORTUNITY  TO  CONSIDER  THE  TERMS  OF THIS
          AGREEMENT.

     3. EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF EXECUTIVE'S CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

     4. EXECUTIVE KNOWS THAT EXECUTIVE MAY BE GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT.

     5. EXECUTIVE UNDERSTANDS AND MEANS EVERYTHING THAT EXECUTIVE HAS SAID IN THIS AGREEMENT, AND EXECUTIVE AGREES TO ALL ITS TERMS.

     6. EXECUTIVE IS NOT RELYING ON EVEREST OR ANY REPRESENTATIVE OF EVEREST TO EXPLAIN THIS AGREEMENT AND RELEASE TO EXECUTIVE. EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY OR OTHER ADVISOR TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO EXECUTIVE BEFORE EXECUTIVE SIGNED IT, AND EXECUTIVE HAS AVAILED HERSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT EXECUTIVE DESIRED.

     7. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND ENTIRELY OF EXECUTIVE'S OWN FREE WILL, WITHOUT ANY PRESSURE FROM EVEREST OR ANY REPRESENTATIVE OF EVEREST, OR ANYONE ELSE.

IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been executed as of the 22nd day of March, 2002.



                                                   EVEREST GLOBAL SERVICES, INC.
                                                   ON BEHALF OF ITSELF AND ALL
                                                   AFFILIATED EVEREST COMPANIES


                                                   By:  /s/  THOMAS J. GALLAGHER
                                                       -------------------------





/s/  JANET J. BURAK
-------------------
Janet J. Burak

***-**-****
-----------
(Social Security Number)

                                                                       Exhibit A
                                                                       ---------

                           GENERAL RELEASE AND WAIVER

I understand that my active employment with Everest Global Services, Inc ("Everest Global Services") will terminate on November 30, 2005. I understand that in consideration for my agreement to the following terms of this General Release and Waiver, I will receive the special bonus payment described in
Section 4(c) of the Special Employment Agreement dated as of March ___, 2002.

          1. I understand and agree that I will not receive the special bonus payment specified in the Special Employment Agreement unless I execute this General Release and Waiver.

          2. I knowingly and voluntarily release and forever discharge Everest Global Services and all of its affiliates, subsidiaries and employees and their officers and directors (hereinafter "Everest") from any and all claims known and unknown, which I, my heirs, executors, administrators and assigns may have including, but not limited to, any claim that arises out of my employment with or the termination of my employment with Everest; or any allegation, claim or violation arising under Title VII of the Civil Rights Act of 1964, as amended; The Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967; as amended; the Older Workers Benefits Protection Act; The Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act, or their state or local counterparts; the New Jersey Law Against Discrimination; the Conscientious Employee Protection Act; and any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; for wrongful discharge; breach of contract, infliction of emotional distress; defamation; or arising under any policies, practices or procedures of Everest; or any claim for costs, fees or other expenses, including attorneys fees, incurred in these matters.

          3. I agree that this General Release and Waiver does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release and Waiver.

          4. I agree not to file any charge or complaint on my own behalf, based upon claims arising from, or attributable in any way to, my employment with or separation from Everest, before any federal, state or local court, or administrative agency, or to participate in any such charge or complaint which may be made by any other person or organization on my behalf. I also agree to withdraw and/or dismiss any such pending charges or complaints.

          5. I acknowledge that I have been advised I have fourteen (14) days to consider this General Release and Waiver, and I acknowledge that Everest has advised me in writing to consult with an attorney regarding the legal consequences of the General Release and Waiver. I have had an opportunity to discuss the terms of this General Release and Waiver with an attorney and I understand the legal consequences of the General Release and Waiver.

          6. I agree that neither this General Release and Waiver, nor the furnishing of the consideration for this General Release and Waiver, shall be deemed or construed at any time to be an admission by either Everest or myself of any improper or unlawful conduct.

          7. I agree that if I violate this General Release and Waiver by suing Everest or those associated with Everest, I will pay all costs and expenses of defending against the suit incurred by Everest or those associated with Everest, including reasonable attorneys' fees.

          8. I agree that this General Release and Waiver is confidential and agree not to disclose any information regarding the terms of this General Release and Waiver, except to an attorney with whom I choose to consult regarding this General Release and Waiver or as required by law.

          BY SIGNING THIS GENERAL RELEASE AND WAIVER, I STATE THAT:

          A.   I HAVE READ IT.

          B. I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, AND THE AMERICANS WITH DISABILITIES ACT OF 1990.

          C.   I AGREE WITH EVERYTHING IN IT.

          D.   I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE  EXECUTING
               IT.

          E. I HAVE BEEN GIVEN WHAT I CONSIDER A SUFFICIENT PERIOD OF TIME TO REVIEW AND CONSIDER THIS GENERAL RELEASE AND WAIVER BEFORE SIGNING IT.

          F. I HAVE SIGNED THIS GENERAL RELEASE AND WAIVER KNOWINGLY AND VOLUNTARILY.

          G. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE AND WAIVER MAY NOT BE AMENDED, WAIVED, CHANGED, OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EVEREST.



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